SMITH BARNEY SECTOR SERIES FUNDS
SMITH BARNEY FINANCIAL SERVICES FUND
SMITH BARNEY HEALTH SCIENCES FUND
SMITH BARNEY TECHNOLOGY FUND


Sub-Item 77I

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
January 21, 2004 filed on January 21, 2004.
(Accession No. 0001193125-04-006541)

Registrant incorporates by reference Registrant's Supplement to the Prospectus and Statements of Additional Information dated
April 29, 2004 filed on April 29, 2004.
(Accession No. 0001193125-04-073811)